EXHIBIT 99.1

Nickel Road Operating LLC and Subsidiaries

As of September 30, 2024 and December 31, 2023 and for the Nine Months

Ended September 30, 2024 and 2023

Consolidated Financial Statements

Nickel Road Operating LLC and Subsidiaries

Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

	September 30,	December 31,
	2024	2023

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,597,806	$336,115
Joint interest receivable	250,545	897,804
Accrued oil and gas sales	3,246,193	5,658,034
Derivative asset	-	270,925
Prepaid expenses	675,033	426,404

Total current assets	6,769,577	7,589,282

OIL AND GAS PROPERTIES, at cost (successful efforts method)
Proved properties	110,199,820	137,855,719
Unproved properties	1,545,199	1,690,690
Accumulated depletion	(51,685,812)	(41,010,449)

Total oil and gas properties	60,059,207	98,535,960

OTHER NON-CURRENT ASSETS
Right-of-use asset, net	182,526	325,933

Total other non-current assets	182,526	325,933

TOTAL ASSETS	$67,011,310	$106,451,175

See accompanying notes.

1

Nickel Road Operating LLC and Subsidiaries

Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

	September 30,	December 31,
	2024	2023
LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable	$177,540	$1,801,926
Accrued liabilities	9,327,919	12,178,821
Due to related party	140,831	114,346
Current maturities of long-term debt, net of deferred financing costs	-	3,800,000
Short-term lease liability	182,525	192,384

Total current liabilities	9,828,815	18,087,477
NON-CURRENT LIABILITIES
Long-term debt, net of current portion and deferred financing costs	-	16,660,116
Long-term lease liability	-	133,550
Asset retirement obligations	1,397,777	1,347,493

Total non-current liabilities	1,397,777	18,141,159

Total liabilities	11,226,592	36,228,636

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBERS’ CAPITAL
Contributed capital	64,025,830	64,025,830
Distributed capital	(64,300,000)	(64,300,000)
Retained earnings	56,058,888	70,496,709

Total members’ capital	55,784,718	70,222,539

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$67,011,310	$106,451,175

See accompanying notes.

2

Nickel Road Operating LLC and Subsidiaries

Consolidated Statements of Operations

Periods Ended September 30, 2024 and 2023

	2024	2023
REVENUES
Oil and gas sales	$30,781,291	$34,210,491

Total revenues	30,781,291	34,210,491

OPERATING EXPENSES
Production taxes	1,938,671	3,422,294
Lease operating	4,169,222	3,316,866
Depreciation, depletion, and amortization	10,725,647	12,852,983
General and administrative	3,017,990	3,098,777
Impairment	29,719,123	-

Total operating expenses	49,570,653	22,690,920

INCOME (LOSS) FROM OPERATIONS	(18,789,362)	11,519,571

OTHER INCOME (EXPENSE)
Interest expense	(974,935)	(1,524,751)
Gain on sale of oil and gas properties	5,372,679	6,261,551
Gain (loss) on derivative instruments	(47,440)	(472,048)
Other income (expense)	1,237	(7,158)

Total other income	4,351,541	4,257,594

NET INCOME (LOSS)	$(14,437,821)	$15,777,165

See accompanying notes.

3

Nickel Road Operating LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Capital

Periods Ended September 30, 2024 and 2023

				Total
	Class A Capital	Class B Capital	Retained Earnings	Members’ Equity

BALANCE, January 1, 2023	$6,025,830	$-	$50,736,104	$56,761,934

Net income	-	-	15,777,165	15,777,165

BALANCE, September 30, 2023	$6,025,830	$-	$66,513,269	$72,539,099

BALANCE, January 1, 2024	$(274,170)	$-	$70,496,709	$70,222,539

Net loss	-	-	(14,437,821)	(14,437,821)

BALANCE, September 30, 2024	$(274,170)	$-	$56,058,888	$55,784,718

See accompanying notes.

4

Nickel Road Operating LLC and Subsidiaries

Consolidated Statements of Cash Flows

Periods Ended September 30, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(14,437,821)	$15,777,165
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion, and amortization	10,725,647	12,852,983
Amortization of debt issuance costs	46,385	74,949
Gain on sale of oil and gas properties	(5,372,679)	(6,261,551)
Impairment	29,719,123	-
Unrealized (gain) loss on derivative instruments	270,925	(317,924)
Change in operating assets and liabilities
Accounts receivable	3,059,100	(1,559,293)
Prepaid expenses	(171,121)	127,491
Accounts payables	(1,624,386)	11,799,827
Accrued liabilities	(2,824,417)	3,623,569

Net cash from operating activities	19,390,756	36,117,216

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of oil and gas properties	(1,917,733)	(30,112,374)
Proceeds from the sale of oil and gas properties	5,372,679	6,547,375

Net cash from (used in) investing activities	3,454,946	(23,564,999)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term and long-term debt	29,800,000	47,366,667
Repayment of short-term and long-term debt	(50,383,333)	(59,333,334)
Payments for debt issuance costs	(678)	(163,652)

Net cash used in financing activities	(20,584,011)	(12,130,319)

NET CHANGE IN CASH, CASH EQUIVALENTS	2,261,691	421,898

CASH, CASH EQUIVALENTS, beginning of period	336,115	3,476,039

CASH, CASH EQUIVALENTS, end of period	$2,597,806	$3,897,937

SUPPLEMENTAL CASH FLOW INFORMATION
Right-of-use asset obtained in exchange for lease obligations	$-	$388,011

Cash paid for interest	$1,061,428	$1,419,053

See accompanying notes.

5

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 – Organization and Summary of Significant Accounting Policies

Organization – Nickel Road Operating LLC, a Delaware limited liability company (the Company), was formed on July 25, 2017, for the purpose of engaging in the evaluation, acquisition, exploration, drilling, development, and production of oil and gas in the United States of America. The Company shall continue in existence until it is liquidated or dissolved under the terms of the Amended Limited Liability Company Agreement (the LLC Agreement).

As a Limited Liability Company (LLC), the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s capital contributions.

Basis of presentation – The Company follows accounting standards established by the Financial Accounting Standards Board (FASB). The FASB sets accounting principles generally accepted in the United States of America (GAAP) to ensure consistent reporting of the Company’s financial condition, results of operations, and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (ASC) or “Codification.”

Use of estimates in the preparation of financial statements – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation, depletion, and amortization of oil and gas properties and the impairment of proved and unproved oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company’s properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way.

Fair value of financial instruments – The Company’s financial instruments consist of cash and cash equivalents, restricted cash, trade receivables, trade payables, accrued liabilities, and derivative financial instruments. The carrying value of cash and cash equivalents, restricted cash, trade payables, accrued liabilities, and derivative financial instruments are considered to be representative of their fair market value due to the short maturity of these instruments. The carrying amount of debt reflected on the consolidated balance sheets approximates fair value as this debt has a variable interest rate that approximates a market interest rate.

Principles of consolidation – The accompanying consolidated financial statements are consolidated and include the accounts of the Company and its wholly owned subsidiaries, Source Rock Royalty LLC, Nickel Road Development LLC, and Peak Stone Properties LLC. All significant intercompany amounts have been eliminated in consolidation.

6

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Cash and cash equivalents – The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to such balances, and management believes that the Company is not exposed to any significant risks on the balances.

Accounts receivable – Accounts receivable consist of uncollateralized joint interest owner obligations due within 30 days of the invoice date, uncollateralized accrued revenues due under normal trade terms, generally requiring payment within 30 days of production, and other miscellaneous receivables. All receivables are reviewed periodically, and appropriate actions are taken on past-due amounts and those deemed uncollectible, if any. No allowance for credit losses has been recorded as of September 30, 2024 and December 31, 2023. The accounts receivable balance on January 1, 2024 and 2023 was $6,556,000 and $4,059,000, respectively.

Significant customers – As of and for the period ended September 30, 2024, the Company’s two largest customers generated approximately 89% and 10% of sales, and one customer accounted for approximately 94% of accrued oil and gas sales.

As of and for the period ended September 30, 2023, the Company’s largest customer generated approximately 90% of sales, and one customer accounted for approximately 93% of accrued oil and gas sales.

Oil and gas properties – The Company accounts for its oil and gas operations using the successful efforts method of accounting. Under this method, all costs associated with property acquisitions, successful exploratory wells, and development wells are capitalized. Items charged to expense generally include geological and geophysical costs, costs of unsuccessful exploratory wells, delay rentals, and oil and gas production costs. Capitalized costs of proved leasehold costs are depleted on a well-by-well basis using the units-of-production method based on total proved developed producing oil and gas reserves. Other capitalized costs of producing properties are also depleted based on total proved developed producing reserves. Depletion expense for the periods ended September 30, 2024 and 2023 was approximately $10,675,000 and $12,810,000, respectively.

The Company assesses its proved oil and gas properties for impairment whenever events or circumstances indicate that the carrying value of the assets may not be recoverable, but at least annually. The impairment test compares undiscounted future net cash flows to the assets’ net book value. If the net capitalized costs exceed future net cash flows, then the cost of the property is written down to the estimated fair value. Fair value for oil and natural gas properties is generally determined based on an analysis of discounted future net cash flows adjusted for certain risk factors. As of September 30, 2024, the Company recorded approximately $28,954,000 impairment of proved oil and gas properties. There was no impairment of proved oil and gas properties as of September 30, 2023.

Unproved properties are assessed periodically on a project-by-project basis to determine whether an impairment has occurred. Management’s assessment includes consideration of the results of exploration activities, commodity price predictions or forecasts, planned future sales, or expiration of all or a portion of such projects. As of September 30, 2024, there was approximately $765,000 of impairment of unproved oil and gas properties. There was no impairment of unproved oil and gas properties as of September 30, 2023.

7

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Gains and losses arising from sales of oil and gas properties are included in other income. However, a partial sale of proved properties within an existing field that does not significantly affect the unit-of-production depletion rate will be accounted for as a normal retirement with no gain or loss recognized. The sale of a partial interest within a proved property is accounted for as a recovery of cost. The partial sale of unproved property is accounted for as a recovery of cost when there is uncertainty of the ultimate recovery of the cost applicable to the interest retained.

On March 1, 2023, the Company entered into an Asset Purchase Agreement with a third party to sell a portion of the Company’s royalty interests in oil and gas properties. The Company sold various royalty interests in oil and gas properties held in the DJ Basin to a third party for $7,000,000; after purchase price adjustments total proceeds were approximately $6,503,000. The oil and gas properties sold by the Company had a carrying value of approximately $2,017,000, resulting in a gain of approximately $4,486,000.

On January 11, 2024, the Company entered into an Asset Purchase Agreement with Prairie Operating Co., LLC (Prairie) to sell all of the Company’s interests in its oil and gas properties effective February 1, 2024, for cash proceeds of $83,000,000, of which $9,000,000 is held in escrow, subject to customary closing adjustments, and additional cash consideration of $11,500,000 for existing permitted locations drilled by Prairie.

On August 15, 2024, the Company signed an amendment to the Asset Purchase Agreement (the Transaction) with Prairie. The amendment increased the cash proceeds for all of the Company’s oil and gas properties to $84,500,000 and changed the effective date to January 1, 2024, subject to customary closing adjustments. Additionally, of the $9,000,000 held in an escrow account, Nickel Road Operating, LLC will receive $6,000,000 and Prairie will receive $3,000,000.

The Company received $6,000,000 of non-refundable escrow proceeds in August 2024 and incurred approximately $627,000 of transaction related costs. These proceeds were recorded as a gain on sale of oil and gas properties within the consolidated statements of operations during the period ended September 30, 2024. The Transaction closed on October 1, 2024. In October 2024, the Company received additional cash proceeds of approximately $49,616,000 in connection with the Transaction.

Derivative financial instruments – The Company enters into derivative contracts, primarily swaps, and collars to hedge future crude oil and natural gas production in order to mitigate the risk of market price fluctuations. All derivative instruments are recorded on the consolidated balance sheets at fair value. The Company has elected not to apply hedge accounting to any of its derivative transactions; consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in other comprehensive income for those commodity derivatives that qualify as cash flow hedges.

8

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Asset retirement obligations – An asset retirement obligation associated with the retirement of a tangible long-lived asset is recognized as a liability in the period incurred, with an associated increase in the carrying amount of the related long-lived asset and oil and natural gas properties. The cost of the tangible asset, including the asset retirement cost, is depleted over the useful life of the asset. The asset retirement obligation is recorded at its estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligation discounted at our credit-adjusted risk-free interest rate. Accretion expense is recognized over time, as the discounted liability is accreted to its expected settlement value. Accretion expense is recorded within “Depletion, depreciation, and amortization” in the consolidated statements of operations. If the estimated future cost of the asset retirement obligation changes, an adjustment is recorded to both the asset retirement obligation and the long-lived asset. Revisions to estimated asset retirement obligations can result from changes in retirement cost estimates, revisions to estimated inflation rates, and changes in the estimated timing of abandonment.

Deferred financing costs – Deferred financing costs are capitalized and amortized over the contractual term of the related obligations. The unamortized balance of total debt issuance costs of approximately $444,000 were recognized within prepaid expenses and long-term debt as a reduction of the current outstanding balance during the periods ended September 30, 2024 and December 31, 2023, respectively. During the periods ended September 30, 2024 and 2023 the Company recorded approximately $46,000 and $75,000 of amortization expense associated with the debt issuance costs, which is recorded as interest expense on the statement of operations. See Note 8 for further details.

Revenue recognition – The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. Revenue from the sale of oil, natural gas liquids (NGLs), and natural gas is recognized as the product is delivered to the customers’ custody transfer points, and collectability is reasonably assured. The Company fulfills the performance obligations under the customer contracts through daily delivery of oil, NGLs, and natural gas to the customers’ custody transfer points, and revenues are recorded on a monthly basis. The prices received for oil, NGLs, and natural gas sales under the Company’s contracts are generally derived from stated market prices, which are then adjusted to reflect deductions, including transportation, fractionation, and processing. As a result, the revenues from the sale of oil, NGLs and natural gas, will decrease if market prices decline. The sales of oil, NGLs, and natural gas, as presented on the condensed consolidated statements of operations, represent the Company’s share of revenues, net of royalties and excluding revenue interests owned by others. When selling oil, NGLs, and natural gas on behalf of royalty owners or working interest owners, the Company is acting as an agent and, thus, reports the revenue on a net basis. To the extent actual volumes and prices of oil, NGLs, and natural gas sales are unavailable for a given reporting period because of timing or information not received from third parties, the expected sales volumes and prices for those properties are estimated and recorded.

9

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Income taxes – The Company is an LLC, which is not subject to U.S. federal income taxes. Rather, the Company’s taxable income flows through to the owners, who are responsible for paying the applicable income taxes on the income allocated to them. For tax years beginning on or after January 1, 2018, the Company is subject to audit rules enacted as part of the Bipartisan Budget Act of 2015 (the Centralized Partnership Audit Regime). Under the Centralized Partnership Audit Regime, any IRS audit of the Company would be conducted at the Company level, and if the IRS determines an adjustment, the default rule is that the Company would pay an “imputed underpayment,” including interest and penalties, if applicable. The Company may, instead, elect to make a “push-out” election, in which case the partners for the period that is under audit would be required to take into account the adjustments on their own personal income tax returns.

The LLC Agreement does not stipulate how the Company will address imputed underpayments. If the Company receives an imputed underpayment, a determination will be made based on the relevant facts and circumstances that exist at that time. Any payments that the Company ultimately makes on behalf of its current partners will be reflected as a dividend, rather than as a tax expense, at the time that such dividend is declared.

The Company has not recorded any liabilities as of September 30, 2024 or December 31, 2023 related to uncertain tax provisions. As of September 30, 2024 and December 31, 2023, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and in various states. There are currently no federal or state income tax examinations underway for these jurisdictions.

Leases – The Company accounts for leases in accordance with ASC Topic 842, Leases, (Topic 842), which requires lessees to recognize operating and finance leases with terms greater than 12 months on the consolidated balance sheet. The Company evaluates a contractual arrangement at its inception to determine if it is a lease or contains an identifiable lease component. Certain leases may contain both lease and non-lease components. The Company’s policy for all asset classes is to combine lease and non-lease components together and account for the arrangement as a single lease.

Certain assumptions and judgments made by the Company when evaluating a contract that meets the definition of a lease under Topic 842 include those to determine the discount rate and lease term. Unless implicitly defined, the Company determines the present value of future lease payments using an estimated incremental borrowing rate based on a yield curve analysis that factors in certain assumptions, including the term of the lease and credit rating of the Company at lease inception. The Company evaluates each contract containing a lease arrangement at inception to determine the length of the lease term when recognizing a right-of-use (ROU) asset and corresponding lease liability. When determining the lease term, options available to extend or early terminate the arrangement are evaluated and included when it is reasonably certain an option will be exercised. Exercising an early termination option may result in an early termination penalty depending on the terms of the underlying agreement. The Company excludes from the balance sheet leases with terms that are less than one year.

10

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

An ROU asset represents a lessee’s right to use an underlying asset for the lease term, while the associated lease liability represents the lessee’s obligations to make lease payments. At the commencement date, which is the date on which a lessor makes an underlying asset available for use by a lessee, a lease ROU asset and corresponding lease liability is recognized based on the present value of the future lease payments. The initial measurement of lease payments may also be adjusted for certain items, including options that are reasonably certain to be exercised, such as options to purchase the asset at the end of the lease term, or options to extend or early terminate the lease. Excluded from the initial measurement of an ROU asset and corresponding lease liability are certain variable lease payments, such as payments made that vary depending on actual usage or performance.

Subsequent to initial measurement, costs associated with the Company’s operating leases are either expensed or capitalized depending on how the underlying ROU asset is utilized and in accordance with GAAP requirements. When calculating the Company’s ROU asset and liability for a contractual arrangement that qualifies as an operating lease, the Company considers all of the necessary payments made or that are expected to be made upon commencement of the lease. As discussed above, excluded from the initial measurement are certain variable lease payments. Please refer to Note 6 – Leases for additional discussion.

Note 2 – Members’ Capital

The Company is a limited liability company with membership interests issued and held by various members. The LLC Agreement authorizes Class A units and Class B units. Class A members are eligible to receive distributions. As of September 30, 2024 and December 31, 2023, approximately 64.7 Class A units were outstanding to members.

Upon formation, 100 Class B units were granted to certain executives. Class B units are intended to provide compensation to the Class B member upon a liquidation event, subject to returns as described in the LLC Agreement. The requirements to provide compensation to the Class B members had not been met under the arrangement, nor was it considered probable the requirements would be met. Therefore, the grant-date fair values were inconsequential, and no amounts were recorded as of September 30, 2024 and December 31, 2023 in the accompanying consolidated financial statements.

By the terms of the LLC Agreement, distributions occur according to their respective equity interests, as defined. During the periods ending September 30, 2024 and 2023 the Company made no distributions to members.

11

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 – Asset Retirement Obligations

Asset retirement obligations represent the estimated present value of the amount to plug, abandon, and remediate producing properties at the end of their productive lives in accordance with applicable laws. The following table summarizes the Company’s asset retirement obligation transactions for the periods ending September 30, 2024 and 2023:

	2024	2023

Asset retirement obligations, beginning of year	$1,347,493	$1,167,701

Accretion of discount	50,284	43,456

Asset retirement obligation, end of year	$1,397,777	$1,211,157

Note 4 – Hedging and Derivative Financial Instruments

Commodity derivative agreements – The Company utilizes swap and collar contracts to hedge the effect of price changes on a portion of its future oil and natural gas production. The objective of the Company’s hedging activities and the use of derivative financial instruments is to achieve more predictable cash flows. The use of derivatives involves the risk that the counterparties to such instruments will be unable to meet the financial terms of such contracts. The derivative contracts may be terminated by a non-defaulting party in the event of default by one of the parties to the agreement.

The Company has elected not to apply hedge accounting to any of its derivative transactions, and, consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in accumulated other comprehensive income for those commodity derivatives that would otherwise qualify as cash flow hedges. All derivative instruments are recorded on the balance sheet at fair value.

All derivative transactions settled during the nine-months ended September 30, 2024. The Company recognized cash proceeds of $223,000 during the nine-months ended September 30, 2024 and no derivative assets or liabilities remained on the Company’s balance sheet as of September 30, 2024.

Note 5 – Fair Value Measurements

The Company follows ASC 820, Fair Value Measurements and Disclosures, which establishes a hierarchy for the inputs utilized in measuring fair value. The hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 – Quoted prices for identical assets or liabilities in active markets;

Level 2 – Quoted prices for similar assets or liabilities in active markets; and

Level 3 – Unobservable inputs for the asset or liability, such as discounted cash models.

12

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company did not have any assets or liabilities measured at fair value on a recurring basis as of September 30, 2024. The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2023:

	Fair Value Measurement at December 31, 2023
	Level 1	Level 2	Level 3	Total

Derivative instruments	$-	$270,925	$-	$270,925
Total assets and liabilities measured at fair value	$-	$270,925	$-	$270,925

The inputs used to determine such fair value are primarily based upon observable market data for similar instruments, including the forward curve for commodity prices based on quoted market prices and would be classified within Level 2.

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a non-recurring basis. These provisions apply to the Company’s initial measurement and any subsequent revisions of oil and gas properties and asset retirement obligations, for which fair value is calculated using discounted future cash flows derived from management’s expectations. Significant Level 3 inputs are used in the fair value measurements of oil and gas properties and asset retirement obligations, see Note 1, Organization and Summary of Significant Accounting Policies, for additional disclosure of these inputs.

Note 6 – Leases

The Company leases a compressor under a non-cancellable operating lease agreement. It has been determined that the lease does not constitute a finance lease. Operating lease ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. The Company believes any option to terminate is not reasonably certain for the operating lease agreement.

For the period ended September 30, 2024, components of lease expense were as follows:

Total lease costs (operating and short-term)	$801,000

For the period ended September 30, 2023, components of lease expense were as follows:

Total lease costs (operating and short-term)	$734,000

All components of lease costs are expensed within lease operating expenses on the consolidated statement of operations.

13

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the period ended September 30, 2024, supplemental cash flow information related to leases was as follows:

Cash paid for amounts included in measurement of lease liabilities
Operating cash flows used for operating leases (including short-term)	$153,000

Right-of-use assets obtained in exchange for lease obligations (non-cash)
Operating leases	$-

Weighted-average remaining lease term (years)
Operating leases	0.9

Weighted-average discount rate
Operating leases	4.9%

There was no lease expense under ASC 842 during the period ended September 30, 2023.

The following is the future maturities of the annual undiscounted cash flows of the operating lease liability as of September 30, 2024:

Years Ending
September 30,

2025	$187,000

Total minimum lease payments	187,000

Less imputed interest	(4,475)

Present value of lease liability	$182,525

Note 7 – Commitments and Contingencies

Government regulation – Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection, and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters, including taxation. Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons. As of September 30, 2024 and December 31, 2023, the Company has not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition, capital expenditures, earnings, or competitive position of the Company in the oil and gas industry.

Litigation – From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of the date of this report, no legal proceedings are ongoing or pending that management believes could have a materially adverse effect upon the Company’s financial condition or results of operations.

14

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 8 – Long-term Debt

Revolving loan – On February 22, 2021, the Company entered into a revolving loan agreement (the Loan Agreement) with a maturity of February 22, 2024. The Loan Agreement provides for a maximum revolving loan (the Revolving Loan) of $35,000,000 with an initial borrowing base of $10,000,000. In October 2022, the Loan Agreement was amended. The total borrowing base and sublimit increased to $30,000,000 for the Revolving Loan.

All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, are due in full at maturity. The Loan Agreement requires the Company to maintain certain affirmative and negative covenants, including certain financial ratios defined in the Loan Agreement, and provides the lender with a first security interest in substantially all of the Company assets. The interest rate of the Revolving Loan is the lesser of the (1) Wall Street Journal prime rate, plus the applicable margin, or (2) the Maximum Rate as defined per the Loan Agreement. Commitment fees equal to 0.5% of the undrawn amount are payable quarterly under this agreement.

On March 31, 2023, the Company amended its Loan Agreement to provide for a maximum Revolving Loan of $50,000,000 which matures on February 22, 2026. As of the date of the amendment the borrowing base was increased to $35,000,000, with a sublimit of $25,000,000, and continues to be subject to regular redeterminations by the lender. Permitted distributions are subject to limitations defined within the amendment and required hedge transactions are amended such that as of September 30, 2023, and thereafter, so long as the borrowing base utilization exceeds 60%, the Company is required to maintain crude oil hedges of at least 60% of the Company’s anticipated crude oil production for a period of not less than 12 months, to be complied with on a quarterly basis.

On August 31, 2023, the Company amended its Loan Agreement to decrease the borrowing base to $33,000,000.

On January 31, 2024, the Company received a waiver of the minimum hedge transaction requirement from the lender through July 1, 2024. However, should the Company increase their utilization above 60%, then they will need to reapply required hedges, receive another waiver from the lender, or repay the loan in full.

In September 2024, the Company fully repaid the outstanding balance on the Revolving Loan and was fully released from the Revolving Loan effective October 1, 2024.

March 2023 term loan – The March 2023 amended Loan Agreement also allows for a new Term Loan (March 2023 Term Loan) in the amount of $10,000,000 which commences on the date of the amendment and continues through July 31, 2023, after which the Lender shall have no further commitment to make an advance on the March 2023 Term Loan, so long as the aggregate advances do not exceed $10,000,000. The March 2023 Term Loan shall be payable in monthly principal installments commencing on August 1, 2023, plus all accrued interest, and matures on July 1, 2024. The March 2023 Term Loan bears interest at a rate equal to the sum of the Prime Rate, plus the Applicable Margin (as defined in the Loan Agreement); provided, however, that the interest rate on the March 2023 Term Loan shall never fall below 3.75%. In June 2024, the Company fully repaid the outstanding balance on the March 2023 Term Loan.

Interest expense related to the Revolving Loan and the Term Loans for the periods ended September 30, 2024 and 2023, was approximately $929,000 and $1,450,000, respectively.

15

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 9 – Related Parties

Management fees – The Company receives management services from Nickel Road Management LLC under the Management Services Agreement dated March 30, 2018 (the Services Agreement). In accordance with the Service Agreement, Nickel Road Management LLC provides management services, including office space and employment of all employees. The Company pays Nickel Road Management LLC a monthly amount equal to the allocated costs for monthly general and administrative expenses approved by the managers (the Development Plan and Budget). The Services Agreement will remain in effect for three years and will automatically extend for successive one-year terms coinciding with the period covered by the Development Plan and Budget unless terminated under the terms of the Services Agreement. For the periods ended September 30, 2024 and 2023, the Company incurred service agreement reimbursement costs of approximately $2,942,000 and $2,947,000, respectively. For the periods ending September 30, 2024 and 2023, the Company had approximately $141,000 and $1,300 in management fees due to Nickel Road Management LLC, respectively. These balances are included accrued liabilities on the consolidated balance sheets.

Note 10 – Subsequent Events

The Company has reviewed all subsequent events through the date the consolidated financial statements were available to be issued.

16